EXHIBIT 7



                               THIRD AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT


                  THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made as of the 15th day of April, 1996, by and among The Cerplex Group, Inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor" and collectively as the "Investors," the security holders of the Company listed on Schedule B hereto, each of which is herein referred to as a "Stockholder" and collectively as the "Stockholders," and the banks listed on Schedule C hereto, each of which is herein referred to as a "Bank Holder" and collectively as the "Bank Holders."

                                    RECITALS:

                  A. The Company, the Investors, the Stockholders, and certain other Investors and stockholders entered into a Registration Rights Agreement dated November 19, 1993 (as in effect prior to the effectiveness of this Amendment, the "Existing Registration Rights Agreement").

                  B. Pursuant to a Waiver and Amendment Agreement (the "Warrantholders' Waiver and Amendment Agreement") dated as of April 15, 1996 among The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Investment Trust PLC (individually, a "Warrant Investor" and collectively, the "Warrant Investors") and the Company, and a Warrant Agreement dated as of April 15, 1996 among the Warrant Investors and the Company, the Company is issuing one million
(1,000,000) warrants (the "1996 Warrants") to purchase Common Stock (as such term is defined in the Existing Registration Rights Agreement) to the Warrant Investors.

                  C.  The  Warrant  Investors  have  requested,   as  additional
consideration for their entering into the aforesaid Waiver and Amendment Agreement, that the Existing Registration Rights Agreement be amended, as more particularly provided herein, to include the 1996 Warrants.

                  D. Pursuant to a First Amendment to Credit Agreement and Limited Waiver (the "Bank Amendment and Waiver Agreement") dated as of April 15, 1996 among the Company, Wells Fargo Bank, National Association, as administrative agent, and the Bank Holders and a Warrant Agreement (the "Bank Warrant Agreement") dated as of April 15, 1996 among the Company and the Bank Holders, the Company is issuing one hundred twenty-five thousand (125,000)


                                           7-1
warrants (the Company is issuing one hundred twenty-five thousand (125,000)(as such term is defined in the Existing Registration Rights Agreement) to the Bank Holders; the number of such Bank Warrants is subject to reduction, as more particularly provided for in the Bank Warrant Agreement.

                  E. The Company has requested that the Existing Registration Rights Agreement be amended to include the Bank Holders and the Bank Warrants, as more particularly provided herein.

                  F. The Company, the Investors and the Stockholders have agreed to amend the Existing Registration Rights Agreement as set forth herein and each of the Bank Holders have agreed to join the Existing Registration Rights Agreement, as amended hereby, as parties thereto.

                                   AGREEMENT:

                  NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Defined Terms. As used in this Amendment, the following terms have the respective meanings specified below:

                  "Amendment, this" -- means this Third Amendment to Registration Rights Agreement.

                  "Bank Amendment and Waiver Agreement" -- Recital D.

                  "Bank Holders" -- the introductory sentence.

                  "Bank Warrant Agreement -- Recital D.

                  "Bank Warrants" -- Recital D.

                  "Company" -- the introductory sentence.

                  "Existing Registration Rights Agreement" -- Recital A.

                  "Investors" -- the introductory sentence.

                  "1996 Warrants" -- Recital B.

                  "Stockholders" -- the introductory sentence.

                  "Warrantholders' Waiver and Amendment Agreement" --
                   Recital B.

                  "Warrant Investors" -- Recital B.


                                           7-2

                  Section 2.  Amendments.

                  2.1   Amendments to Section 1.1 of the Existing
Registration Rights Agreement.

                           (a)  Section 1.1 of the Existing Registration
Rights Agreement is hereby amended by amending and restating the following definitions, in their entirety, as set forth below:

                  (d) The term "Hancock Group Holders" means (a) John Hancock Mutual Life Insurance Company for so long as it holds any Warrants issued on November 19, 1993 or on April 15, 1996 (collectively, the "Original JH Warrants") or any Common Stock issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Warrant, or the Common Stock issued upon the exercise of such Warrant, which Warrant derived from an Original JH Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original JH Warrant or any Warrant that derived from such Original JH Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Hancock Group Holders shall be made upon a vote of a majority in interest of holders of the aforesaid Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Warrants and the number of shares of such Common Stock then held. Rights under this Agreement of successors, assigns and transferees of Hancock Group Holders are subject to compliance with the requirements of Section 1.13.

                  (i) The term "Northwestern Group Holders" means (a) The Northwestern Mutual Life Insurance Company for so long as it holds any Warrants issued on November 19, 1993 or on April 15, 1996 (collectively, the "Original NW Warrants") or any Common Stock issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Warrant, or the Common Stock issued upon the exercise of such Warrant, which Warrant derived from an Original NW Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original NW Warrant or any Warrant that derived from such Original NW Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this


                                           7-3
         definition. Any decisions to be made by the Northwestern Group Holders shall be made upon a vote of a majority in interest of holders of the aforesaid Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Warrants and the number of shares of such Common Stock then held. Rights of successors, assigns and transferees of Northwestern Group Holders are subject to compliance with the requirements of Section 1.13.

                  (q) The term "Registrable Securities" means

                  (i) the Common Stock currently issued to the
                      Investors and the Stockholders,

                            (ii) all Common Stock issued or issuable to the Investors, the Stockholders and the Bank Holders upon exercise or conversion, as the case may be, of the Warrants, the Bank Warrants, other warrants, the options or the Series A Preferred Stock held by them, and

                           (iii) all Common Stock issued (or issuable upon the exercise of any Warrant, any Bank Warrant, any other warrant, any right or any other security, which Warrant, Bank Warrant, other warrant, right or other security is itself issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                  (w) The term "Warrants" means the collective reference to (a) those certain warrants issued by the Company to each of The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC on November 19, 1993 pursuant to that certain Warrant Agreement dated as of November 19, 1993 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Warrant Agreement and
         (b) those certain warrants issued by the Company to each of The Northwestern Mutual Life Insurance Company, John Hancock Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC on April 15, 1996 pursuant to that certain Warrant Agreement dated as of April 15, 1996 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Warrant Agreement.

                  (x) The term "Warrant Group Holders" means (a) John Hancock Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company and North Atlantic Smaller Companies Trust PLC for so long as such persons hold any warrants issued on November 19, 1993 or on April 15, 1996 (collectively, the "Original Warrants") or any Common Stock

                                           7-4
         issued pursuant to the exercise of such Warrants and (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Warrant, or the Common Stock issued upon the exercise of such Warrant, which Warrant derived from an Original Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original Warrant (or any Warrant that derived from such Original Warrant) which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Warrant Group Holders (including, without limitation, the decision to make a request under Section 1.2(a) and Section 1.12(a)) shall be made upon a vote of sixty-seven percent (67%) in interest of holders of the aforesaid Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Warrants and the number of shares of such Common Stock then held. Rights under this Agreement of successors, assigns and transferees of Warrant Group Holders are subject to compliance with the requirements of Section 1.13.

                           (b) The following definitions  are  hereby  added to
Section 1.1 of the Existing Registration Rights Agreement so as to preserve the alphabetical ordering of the definitions set forth therein:

                           The term "Bank Holders" means (a) each of the banks set forth on Schedule C hereto for so long as they holder any Bank Warrants issued on April 15, 1996 (the "Original Bank Warrants") or any Common Stock issued pursuant to the exercise of such Bank Warrants and
         (b) any successors thereto or direct or successive transferees thereof; it being the intention of the parties hereto that any successive holder of a Bank Warrant, or the Common Stock issued upon the exercise of such Bank Warrant, which Bank Warrant derived from an Original Bank Warrant, shall be included in this definition, provided that any holder of shares of Common Stock issued upon the exercise of any Original Bank Warrant or any Bank Warrant that derived from such Original Bank Warrant which shares have been, or derive from shares that have been, publicly sold pursuant to a registration statement filed under the Act or pursuant to Rule 144 shall, to the extent of its holdings of such shares, be excluded from this definition. Any decisions to be made by the Bank Holders shall be made upon a vote of a majority in interest of holders of the aforesaid Bank Warrants and the aforesaid Common Stock on the basis of the number of shares of Common Stock issuable pursuant to such Bank Warrants and the number of shares of such Common Stock then held. Rights of successors, assigns and transferees of Bank

                                           7-5

         Holders are subject to  compliance  with the  requirements of  Section
         1.13.

                           The term "Bank Warrants" means those certain warrants issued by the Company to each of the banks set forth on Schedule C hereto on April 15, 1996 pursuant to that certain Warrant Agreement dated as of April 15, 1996 and all warrants exchanged therefor or otherwise subsequently issued in respect thereof under said Warrant Agreement, provided that, if the conditions set forth in said Warrant Agreement for the 50% reduction of such warrants shall have been satisfied, then "Bank Warrants" shall mean such warrants as so reduced.

                  2.2 Amendment to Section 1.2(b)(i) of the Existing Registration Rights Agreement.

                  Clause (i) of Section 1.2(b) of the Existing Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                                    (i) half of all Holders who are Stockholders
                  (or who derived their ownership of Registrable Securities after the date hereof from Stockholders) or who are Bank Holders (or who derived their ownership of Registrable Securities after the date hereof from Bank Holders), provided, however, if the registration is the IPO, in no event shall
                  Klein be allocated more than 430,000 shares of the Primary Stockholders other than Klein be allocated more than 285,000 shares (in each case adjusted for stock splits, stock dividends, combinations and other recapitalizations) and

                  2.3 Amendment to Section 1.8 of the Existing Registration Rights Agreement

                  Clause (i) of Section 1.8 of the Existing Registration Rights Agreement is hereby amended and restated in its entirety as follows:

                                    (i) half of such  piggyback  securities  are
                  allocated to all Holders who are Stockholders (or who derived their ownership of Registrable Securities after the date hereof from Stockholders) or who are Bank Holders (or who derived their ownership of Registrable Securities after the date hereof from Bank Holders)

                  2.4 Amendment to Section 1.12(f) of the Existing Registration Rights Agreement

                  Clause (i) of Section 1.12(f) of the Existing Registration Rights Agreement is hereby amended and restated in its entirety as follows:


                                           7-6

                                    (i) half to all Holders who are Stockholders
                  (or who derived their ownership of Registrable Securities after the date hereof from Stockholders) or who are Bank Holders (or who derived their ownership of Registrable Securities after the date hereof from Bank Holders), provided, however, that in no event shall Klein be allocated more than 430,000 shares or the Primary Stockholders other than Klein be allocated more than 285,000 shares (in each case adjusted for stock splits, stock dividends, combinations and other recapitalizations) and

                  2.5 Amendment to Section 2.7 of the Existing Registration Rights Agreement

                  The following sentences are hereby added at the end of Section
2.7 of the Existing Registration Rights Agreement:

                  No amendment or waiver hereof that would adversely affect any right in respect of the Bank Holders in a manner different from the other Holders may be effected without the consent of the Bank Holders. Except as set forth in the immediately preceding sentence, no Bank Holder shall be entitled to any vote under this Section 2.7.

                  2.6 Addition of Schedule C to Existing Registration Rights Agreement

                  Schedule C hereto is hereby added to the Existing Registration Rights Agreement as Schedule C.

                  Section 3.  Miscellaneous.

                  3.1      Bank Holders to Become Parties

                  Each Bank Holder by executing this Amendment shall become a party to, and shall be obligated and bound by the provisions of the Existing Registration Rights Agreement, as amended by this Amendment. For purposes of the avoidance of doubt, each Bank Holder acknowledges that

                           (a) it has no rights as an "Initiating Demand Holder" (as such term is defined in the Existing Registration Rights Agreement) under Section 1.2 of the Existing Registration Rights Agreement, as amended hereby.

                           (b) it has no rights as a "Requesting Holder" (as such term is defined in the Existing Registration Rights
         Agreement) under Section 1.12 of the Existing Registration
         Rights Agreement, as amended hereby.


                                           7-7

                           (c) the Bank Warrants are separate and distinct from the "Warrants" (as such term is defined in the Existing Registration Rights Agreement) and the 1996 Warrants, and

                           (d) the Bank Holders are not "Investors" (as such term is defined in the Existing Registration Rights Agreement) and are not entitled to any of the rights of the Investors under the Existing Registration Rights Agreement, as amended hereby, and are not "Warrant Group Holders" (as such term is defined in the Existing Registration Rights Agreement) and are not entitled to any of the rights of Warrant Group Holders under the Existing Registration Rights Agreement, as amended hereby.

                  3.2      Governing Law

                  This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  3.3      Duplicate Originals

                  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

                  3.4      Effect of this Amendment

                  Except as specifically provided in this Amendment, no terms or provisions of the Existing Registration Rights Agreement have been modified or changed by this Amendment and the terms and provisions of the Existing Registration Rights Agreement, as amended hereby, shall continue in full force and effect. This Amendment and the amendments contained herein shall have and be in effect on and after the date hereof upon the execution and delivery hereof by each of the Investors, Stockholders, Bank Holders and the Company.

                  3.5      Section Headings

                  The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

                  Section 4.  Undertaking of the Company.

                  If this Amendment shall be determined to be unenforceable for any reason or if the participation of the 1996 Warrants in any registration

                                           7-8
of Registrable Securities (as such term is defined in the Existing Registration Rights Agreement) shall be enjoined or objected to by any party to the Existing Registration Rights Agreement, the Company hereby covenants and agrees to enter into a registration rights agreement with the holders of the 1996 Warrants pursuant to which such holders shall be afforded rights and benefits with respect to the 1996 Warrants substantially similar to those included in the Existing Registration Rights Agreement.

                     [Remainder of Page Intentionally Blank.
                          Next Page is Signature Page.]


                                           7-9

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                          THE CERPLEX GROUP, INC.


                                          By _______________________
                                             Name:
                                             Title:


                                          THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By _________________________
                                             Name:
                                             Title:


                                          JOHN HANCOCK MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By _________________________
                                             Name:
                                             Title:


                                          NORTH ATLANTIC SMALLER
                                          COMPANIES INVESTMENT TRUST
                                          PLC


                                          By _________________________
                                             Name:
                                             Title:



                                           7-10

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.


                                  THE CERPLEX GROUP, INC.


                                  By: ____________________________
                                      James T. Schraith, President

                                       Address: 1382 Bell Avenue
                                                Tustin, California 92680


                                  STOCKHOLDERS:


                                  _________________________________
                                   William A. Klein

                                   Address: 1382 Bell Avenue
                                            Tustin, California 92680


                                  _________________________________
                                  Richard C. Davis

                                  Address: 1382 Bell Avenue
                                           Tustin, California 92680


                                  __________________________________
                                  Myron Kunin

                                  Address: Regis Corporation
                                           7201 Metro Boulevard
                                           Minneapolis, MN 55439


                                           7-11

                                   INVESTORS:

                                  SPROUT GROWTH II, L.P.

                                  By:  DLJ Capital Corporation,
                                       Managing General Partner


                                  By:  ______________________________
                                       Robert Finzi, Attorney-in-Fact


                                  DLJ CAPITAL CORPORATION


                                  By:  ______________________________
                                       Robert Finzi, Attorney-in-Fact


                                  CANAAN VENTURE LIMITED PARTNERSHIP


                                  By:  Canaan Management Limited
                                       Partnership, General Partner

                                  By:  Canaan Venture Partners L.P.,
                                       General Partner


                                  By:  _______________________________
                                       General Partner


                                  CANAAN VENTURE OFFSHORE LIMITED
                                  PARTNERSHIP C.V.

                                  By:  Canaan Management Limited
                                       Partnership, General Partner

                                  By:  Canaan Venture Partners L.P.,
                                       General Partner


                                  By:  ________________________________
                                       General Partner



                                           7-12

                                  BESSEMER VENTURE PARTNERS III L.P.

                                  By:  Deer III & Co., General
                                       Partner


                                  By:  ________________________________
                                       Robert H. Buescher,
                                       General Partner


                                  By:  _________________________________
                                       Robert H. Buescher,
                                       Attorney-in-Fact


                                           7-13

Each of the undersigned Bank Holders agrees to be bound by the terms and conditions of the Existing Registration Rights Agreement, as amended by this Third Amendment to Registration Rights Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION


By_______________________________
  Name:
  Title:

SUMITOMO BANK OF CALIFORNIA


By_______________________________
  Name:
  Title:

BHF - BANK AKTIENGESELLSCHAFT


By_______________________________
  Name:
  Title:


COMERICA BANK - CALIFORNIA


By_______________________________
  Name:
  Title:


                                           7-14

                                   Schedule A

                              Schedule of Investors



Warrant Investors


The Northwestern Mutual Life Insurance
  Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

John Hancock Mutual Life Insurance
  Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

North Atlantic Smaller Companies
  Trust PLC
c/o J.O. Hambro & Co., Ltd.
30 Queen Anne's Gate
London, England SW1H9AL


Independent Equity Group

                                               Number of Shares
                                                of Preferred
Name                                            Stock Held


Sprout Growth II, L.P.                           847,065

DLJ Capital Corp.                                 86,268

Canaan Venture Limited Partnership               116,821

Canaan Venture Offshore Limited                  279,179
  Partnership

Deepak Kamra                                       4,000

Bessemer Venture Partners II L.P.                431,478

Neil H. Brownstein                                 3,333

Robert H. Buescher                                 1,000

C. Samantha Chen                                     300

Rodney A. Cohen                                      200

Richard R. Davis                                   1,000

Adam P. Godfrey                                      200

Barbara M. Henagan                                   667

Robert D. Lindsay                                    667


                                           7-15

Bradford Mills                                     2,000

Thomas F. Ruhm                                       266

Ward W. Woods, Jr.                                 3,333

Leo & Nicole Arnaboldi,
  JTWROS                                           2,000

Perry H. Braun                                       800

Norman H. Brown, Jr.                               2,000

John G. Danhakl                                    1,067

Hoyt L. Davidson                                   3,000

Thompson Dean                                      1,000

Peter K. Deeks                                     3,000

Ralph L. DeGroff, Jr.                              1,000

Anthony M. DeLuise                                 2,667

David L. Dennis                                    2,667

Thomas S. DePre                                    2,000

Robert E. Diemar                                   1,500

Robert Finzi                                       3,500

Daniel K. Flatley                                  1,700

Mark K. Gormley                                    3,000

Joyce I. Greenberg                                 2,200

Thomas G. Greig, III                               5,000

James D. Hann & Bonnie
  J. Hann, JTWROS                                  3,000

Douglas M. Hayes                                   1,800

Stephen J. Ketchum                                10,000

Richard E. Kroon                                   5,200

Frederick C. Lane                                  3,200

Mark Lanigan                                       2,133

Steven E. Lebow                                    2,667

Brian McLoughlin                                   1,300

Kenneth David Moelis                               2,667
  & Julie Lynn Moelis
  Trustees Under The
  Moelis Family Trust

John Joseph Navin, III                             4,000

Michael R. Nicolais                                3,400


                                           7-16

Peter J. Nolan                                     2,667

Steven G. Puccinelli                               1,000

Larry E. Reeder                                    5,200

Elan Adiel Schultz                                   500

James T. Sington                                    1,600

Jon R. Stone                                        2,121

Steven F. Strandberg                                1,000

Kenneth A. Tucker                                   3,000

R. Scott Turricchi                                  2,667

Warren Woo                                          1,067

Kirk B. Wortman                                       600


TOTAL                                           1,876,667
                                      shares of preferred
                                        stock outstanding


                                           7-17

                                   Schedule B

                            Schedule of Stockholders


Catherine Bartholomew
Frank Cameron
Tom Cherry
Roberta Claborn
David O. Creasman
Raymond Cruz
Richard C. Davis
Randle Dewees
Edward Diaz
Susan Eaton
Harry Edmiston
Dennis Fandrich
Jon Gill
Jacqueline Gillett
Gary Graff
Nelson Guillory
Peggy Hams
Jerome Jacobson
James Jones
Roberta Kean
Jennifer Klein
Melissa Klein
William A. Klein
Myron Kunin
Pollianna Lewis
Van Nguyen
Richard Ollech
Thomas D. Pipkin
Juanita Pitts
Keith Rathbone
Richard Richardson
Vincent E. Simpson
Grover Smith
Joyce Valdez
Earnest Vernon
Alan Weaver
Theodore J. Wisniewski


                                           7-18

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                                   Schedule C

                            Schedule of Bank Holders


Wells Fargo Bank, National Association

Sumitomo Bank of California

BHF - Bank Aktiengesellschaft

Comerica Bank - California


                                           7-19

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